Exhibit 99.1

INmune Bio Reports New Phase 2 Grey Matter Imaging Data at CTAD Conference Reinforcing XPro1595’s Evidence Base in High-Inflammation Alzheimer’s Patients

Boca Raton, FL, Dec. 01, 2025 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB), a clinical-stage biotechnology company developing inflammation and immunology therapies targeting innate immune dysfunction, announces new neuroimaging data from its Phase 2 MINDFuL trial of XPro1595 in patients with early Alzheimer’s disease (AD) and elevated neuroinflammation. The results will be presented at the 18th Clinical Trials on Alzheimer’s Disease conference (CTAD), being held on December 1-4, 2025 in San Diego, CA.

The new analyses add to the growing body of clinical, biomarker, and imaging evidence supporting XPro1595’s mechanism of selectively neutralizing soluble TNF (sTNF). The data further validate the Company’s strategy of targeting inflammation-driven AD, a large, underserved subset representing a significant unmet need and potential commercial opportunity.

New Grey Matter Signals Strengthen Biological Rationale for XPro1595

Using PerpPD+, a next-generation MRI imaging analysis that quantifies the diffusion components of water molecules that are perpendicular to the cortical gray matter’s minicolumns in the brain (PerpDP+, from Oxford Brain Diagnostics), investigators observed a trend towards slowed neurodegeneration progression in patients receiving XPro1595. These analyses focused on participants with early AD and high inflammatory burden (ADi), including the dose-compliant subgroup.

The PerpPD+ findings suggest attenuated increases in cortical disarray, an imaging hallmark associated with neurodegeneration. These results reinforce previously reported directional improvements across biological, cognitive, and neuropsychiatric endpoints and align with XPro1595’s mechanism of reducing innate immune dysfunction.

“These PerpDP+ data represent one of the clearest signals yet that selectively neutralizing soluble TNF can interrupt the neurodegenerative cascade at its microstructural root in AD driven by inflammation,” said Dr. CJ Barnum, Head of Neuroscience at INmune Bio. “We are excited to analyze the remaining imaging data and to report on this at subsequent meetings and in publications.”

Dr. Steven Chance, CEO of Oxford Brain Diagnostics added:

“XPro1595 is one of the pioneering interventions to examine the powerful role the innate immune system plays in Alzheimer’s disease pathology. Quantitative and precise biomarkers like cortical disarray measurement (CDM) was one of the secondary outcome measures in INmune Bio’s Phase 2 Alzheimer’s study. In the dose compliant participants, CDM showed a trend for reduced cortical disarray, indicating lower neurodegeneration.”

Key Highlights

●	The poster presentation of XPro1595, a Selective Soluble TNF Neutralizer, in Early Alzheimer’s Disease with Inflammation (ADi): Results from the Phase 2 MINDFuL Trial outlines the first neuroimaging results of the Company’s Phase 2 randomized, double-blind, placebo-controlled study in patients with early Alzheimer’s disease (AD) and elevated inflammatory biomarkers receiving either XPro1595 or placebo. Results in the change from baseline at 24 weeks in PerpPD+, a grey matter imaging analysis developed by Oxford Brain Diagnostics, were analyzed in participants with early AD and a high inflammatory burden (ADi) and in dose-compliant ADi.

●	The data show XPro1595 slowed disease progression as observed by a trend in an attenuated increase in PerpPD+, which indicated microscopic disruption of disarray in cortical structure. This reduction may indicate a slowing of neurodegeneration in the target population. In addition, these neuroimaging results are supportive of the previously reported directional effects on biological, cognitive and neuropsychiatric endpoints.

Additional Imaging Analyses Expected in 2026

INmune Bio confirmed that additional MRI analyses from the MINDFuL trial are ongoing and will be presented when available. These forthcoming data are expected to provide a broader picture of XPro1595’s tissue-level impact on both gray- and white-matter integrity in ADi.

The Company believes totality of data generated to date, including the neuroimaging findings, position XPro1595 as a promising first-in-class disease-modifying therapy for the large subset of Alzheimer’s patients with elevated neuroinflammation. This population has limited treatment options, and no currently approved therapy is designed to target innate immune dysfunction.

About XPro™

XPro™ (Xpro1595, pegipanermin) is a next-generation inhibitor of soluble tumor necrosis factor (sTNF) that preserves trans-membrane TNF (tmTNF) and TNF-receptor signaling. By selective neutralizing sTNF, XPro™ aims to restore healthy innate immune function without the immunosuppressive liabilities associated with traditional TNF inhibitors. XPro™ is currently in clinical development for neurological diseases driven by chronic inflammation.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune dysfunction to fight disease. The Company’s pipeline include:

●	CORDStrom™, an allogeneic mesenchymal stromal cell platform that recently completed a randomized, blinded study in recessive dystrophic epidermolysis bullosa.

●	DN-TNF Platform (XPro™/XPro1595), for neuroinflammatory and neurodegenerative conditions.

●	INKMune™, designed to prime natural killer cells (NK) to eliminate minimal residual disease in cancer.

For more information, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release related to the development or commercialization of product candidates and other business and financial matters, including without limitation, trial results and data, including the results of the Phase 2 MINDFuL trial, the timing of key milestones, future plans or expectations for the treatment of XPro™, and the prospects for receiving regulatory approval or commercializing or selling any product or drug candidates may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to several risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements because of these risks and uncertainties. CORDstrom™, XPro1595 (XPro™, pegipanermin), and INKmune®™ have either finished clinical trials, are still in clinical trials or are preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contacts:
David Moss
Chief Executive Officer
(561) 710-0512
info@inmunebio.com

Daniel Carlson
Head of Investor Relations
(415) 509-4590
dcarlson@inmunebio.com

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